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                                                                    Exhibit 23.4
                                   CLARKSONS

                        RESEARCH & PUBLICATIONS DIVISION

                                      ----
                                                              12 CAMOMILE STREET
                                                                 LONDON EC3A 7BP

                                                                      TELEPHONE:
                                                                   020-7334 0000

                                                                            FAX:
                                                                   020-7623 0539

                                                             crs@clarksons.co.uk
                                                             www.clarksons.co.uk


                                                                 20th April 2005

Teekay LNG Partners L.P.
TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau, Commonwealth of the Bahamas


Ladies & Gentlemen:

     Reference is made to the Form F-1 registration statement (the "Registration Statement") relating to the initial public offering of common units of limited partner interests of Teekay LNG Partners L.P. (the "Company"). We hereby consent to all references to our name in the Registration Statement and to the use of the statistical information supplied by us set forth in sections of the Registration Statement entitled "Industry," "Summary" and "Business." We further advise the Company that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

     - some information in our database is derived from estimates or subjective judgments;

     - the information in the database of other maritime data collection agencies may differ from the information in our database; and

     - while we have taken reasonable care in the compilation of the statistical information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures and may accordingly contain errors.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Industry and Market Data."


                                           CLARKSON RESEARCH STUDIES

                                           By: /s/ C.J. Tyler
                                              ----------------------
                                              Name:  C.J. TYLER
                                              Title: DIRECTOR





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